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                                                                   Exhibit 10.1


DISTRICT COURT, DENVER COUNTY, STATE OF COLORADO

Case No.: Not Filed

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AGREEMENT OF NON-ADJUDICATED SETTLEMENT

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DENNIS G. HALEY,

Plaintiff,

vs.

CAPITAL RESERVE CORPORATION, a Colorado Corporation and its subsidiaries and; RALPH NEWTON, and; ALEXANDER LAW FIRM, P.C., and; HUGH ALEXANDER and ASSOCIATES, and; LINDA M. OPFER, and; SANDRA O'DONNELL,


Defendants.

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    WHEREAS, Dennis G. Haley, has entered into certain transactions involving
Capital Reserve Corporation, a Colorado corporation and its subsidiaries; Ralph Newton; the Alexander Law Firm, P.C.; Hugh Alexander and Associates, Ltd; Linda M. Opfer; and Sandra O'Donnell, and;

     WHEREAS, Dennis G. Haley served at various times as an officer, director, and employee of Capital Reserve Corporation, and;


     WHEREAS, Mr. Haley has affirmed with the above-mentioned parties his intent to sue concerning certain disagreements and has provided a signed copy of the Verified Complaint, which Mr. Haley intended to file in the event a settlement was not achieved, and;

     WHEREAS, Mr. Haley and the above-listed parties have, through extensive settlement negotiations, determined that it is not in the parties interest to adjudicate the matters which give rise to the differences between them, and;

     WHEREAS, the parties wish to enter into a non-adjudicated settlement of all matters which would have or could have been litigated between them, and;

     WHEREAS, the parties have agreed to enter into a mutual release attached hereto as Exhibit A, which exhibit has been fully executed and is intended to be a mutual release of any obligations, claims, or liabilities as set forth therein, and;

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     WHEREAS, the parties above recognize that in the event of litigation, matters could have been set forth by the respective sides of the litigation which may have given rise to liability between the parties.

     NOW THEREFORE, in consideration of the mutual general release attached hereto, the relinquishment of certain legal rights, the payment of the sums set forth in the mutual general release and other good and valuable consideration which is hereby acknowledged, the parties set forth above hereby agree as follows:

     1. Any and all matters set forth in the verified complaint signed by Dennis Haley on the 31st day of May, 1995, a copy of which has been provided to the parties set forth above, are deemed fully resolved and any and all liabilities which would or could have arisen as a result of such matters are discharged by the mutual general release attached hereto as Exhibit A.

     2. It is stipulated and agreed by Dennis G. Haley, the proposed plaintiff in this matter and the defendants, Capital Reserve Corporation, a Colorado Corporation and its subsidiaries; Ralph Newton; Alexander Law Firm, P.C.;
Hugh Alexander and Associates, Ltd.; Linda M. Opfer, and Sandra O'Donnell, that this matter shall be settled upon the following terms:

     A. Mr. & Mrs. Haley shall be paid $117,000.00 by way of a check drawn on the trust account of Alexander Law Firm, P.C. in full and complete settlement of all claims. Such monies shall be paid on or before 5:00 p.m., the 22nd day of June, 1995.

     B. Each party shall be and remain responsible for its own costs and attorney's fees.

     C. Mr. & Mrs. Haley agree to return to the treasury of Capital Reserve 33,333 shares of stock pursuant to Internal Revenue Codes and Regulation
     Section 1.302, at the time of the payment of the $117,000.00.

     D. The parties agree that the settlement is for the purpose of effecting an amicable end to all disputes between parties and those matters reflected in that certain Verified Complaint dated 31 May 1995, signed by Dennis G. Haley and this settlement may not be construed in any manner as an admission of liability or wrongdoing on the part of any parties to this settlement agreement, which wrong doing all parties specifically deny.

     E. The parties to this agreement stipulate and agree that neither Haley nor any other party hereto or their representatives, assigns, or attorneys shall further reveal the substance or content of legal research, fact research, tactical decision or strategic planning made on the part of Haley, ascertained by Haley, his agents, attorneys or others with regard to that certain unfiled Verified Complaint dated 31 May 1995. The parties do agree that they may disclose the amount of the settlement, the return of the stocks to the treasury of the corporation and the contents of Mr. Haley's affidavit, which affidavit is attached hereto as Exhibit B.

     F. Dennis G. Haley agrees to and has executed as demonstrated by Exhibit B attached hereto, an affidavit swearing and affirming to the authenticity and veracity of the
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    statements contained therein concerning certain transactions surrounding the 1988 stock exchange agreement which gave rise to certain of the disagreements between the parties.

    G. The parties agree that disclosures deemed confidential in this settlement agreement may be made as a result of any court ordered testimony or disclosures required by any regulatory agency. Absent the service of a subpoena and court ordered testimony or disclosure required by any regulatory agency, any party violating the non-disclosure provision other than those matters set forth in paragraph (2)(E) above shall be subject to a civil proceeding. The parties agree that the damages would be difficult, if not impossible to presently determine as a result of any party breaching this non-disclosure agreement and therefore liquidate such damages at the amount of $25,000.00

    H. The parties agree that all tax consequences arising from this stipulation shall be the sole responsibility of the party paying and the party receiving any benefit or proceeds by any act of this agreement which may be deemed by the Internal Revenue Service to be a taxable event.

    I. The parties agree that the terms and conditions of this settlement agreement are contractual in nature and shall be enforceable in an action at law. Any proceedings necessary to enforce the terms of this agreement shall be resolved by way of binding arbitration. The arbitration shall take place through and be guided by the requirements of the Judicial Arbiter Group of Boulder, Colorado. The final resolution of the Judicial Arbiter Group shall be binding on all parties to this agreement. In the event that any party files an action to enforce any of the terms or provisions of this agreement, the prevailing party shall be entitled to recover all costs and reasonable attorney's fees related to such action.

    J. If any judicial body determines that any provision, paragraph, sentence or sub part of this document is invalid, that provision, paragraph, sentence or sub part shall be severable from the remainder of this document and shall not affect the validity of the remaining portions of this stipulation and settlement agreement.

    K. This settlement agreement constitutes the entire agreement between the parties and may not be amended unless in writing and signed by all parties hereto.

    L. All parties confirm that they have fully read and understand this settlement agreement and enter into same voluntarily and have consulted with legal counsel as they deem necessary.

    M. This agreement may be signed in counterparts which shall collectively represent the agreement of the parties. All original signature pages shall be held by The Law Offices of Eugene F. Tardy, for not less than three years.

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    So agreed and stipulated on this 21 day of June, 1995.
                                    ----


CAPITAL RESERVE CORPORATION,                    DENNIS G. HALEY
a Colorado Corporation and its subsidiaries
                                                /s/ Dennis G. Haley
By /s/ Ralph W. Newton, Jr., President          -------------------------------
   -----------------------------------          AUDREY J. HALEY
 /s/ Ralph Newton
--------------------------------------          /s/ Audrey J. Haley
RALPH NEWTON                                    -------------------------------

ALEXANDER LAW FIRM, P.C.

By /s/ Hugh Alexander, President
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HUGH ALEXANDER AND ASSOCIATES, LTD.

By /s/ Hugh Alexander, President
  -------------------------------------
 /s/ Linda M. Opfer
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LINDA M. OPFER

   /s/ Sandra O'Donnell
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SANDRA O'DONNELL











































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